UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

August 28, 2003

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-50437	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois    60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On September 3, 2003, the Registrant issued the following press release:

STANDARD PARKING ANNOUNCES NEW

SENIOR CREDIT FACILITY

CHICAGO, September 3, 2003 – Standard Parking, one of the largest operators of parking facilities in North America, announced today that it has closed a new $65 million senior credit facility.

The lenders under the credit facility, which runs through June, 2006, are LaSalle Bank and investment funds managed by GoldenTree Asset Management, L.P.  The new credit facility enabled Standard Parking to repay its term loan obligations to Bank One and will enable the company to continue to pursue its long-term business objectives.

In commenting on the new credit facility, Standard Parking President and CEO, James A. Wilhelm, said “I am pleased that the lending community has shown such solid confidence in our organization by extending to us attractive terms to facilitate our continued growth.  I am also proud of the effort of our outstanding group of parking professionals, who have contributed as a team to six consecutive quarters of year-over-year growth in a down economic cycle.”  Wilhelm’s comments also extended appreciation to Chicago’s LaSalle Bank, which “has shown its continuing support for our company ever since the days it became our bank in 1986.”

Standard Parking has approximately 11,800 employees nationwide and manages parking facilities in over 270 cities spanning 43 states and four Canadian provinces.

* * * * *

Statements in this press release regarding Standard Parking’s business that are not historical facts are “forward-looking statements” which involve risk and uncertainties.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: September 3, 2003	By:	/s/ JAMES A. WILHELM
James A. Wilhelm, President and Chief Executive Officer